EXHIBIT 24

POWER OF ATTORNEY

        We, the undersigned Directors and Officers of The Black & Decker Corporation (the “Corporation”), hereby constitute and appoint Nolan D. Archibald, Michael D. Mangan and Charles E. Fenton, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, the Corporation’s Registration Statement on Form S-8 to register 1,150,000 shares of the Corporation’s Common Stock for The Black & Decker 2008 Restricted Stock Plan and The Black & Decker Non-Employee Directors Stock Plan, and any and all amendments thereto.

/S/ NOLAN D. ARCHIBALD
Nolan D. Archibald

/S/ NORMAN R. AUGUSTINE
Norman R. Augustine

/S/ BARBARA L. BOWLES
Barbara L. Bowles

/S/ GEORGE W. BUCKLEY
George W. Buckley

/S/ M. ANTHONY BURNS
M. Anthony Burns

/S/ KIM B. CLARK
Kim B. Clark

/S/ MANUEL A. FERNANDEZ
Manuel A. Fernandez

/S/ BENJAMIN H. GRISWOLD, IV
Benjamin H. Griswold, IV

Director, Chairman, President and Chief Executive Officer (Principal Executive Officer) Director Director Director Director Director Director Director	April 17, 2008 April 17, 2008 April 17, 2008 April 17, 2008 April 17, 2008 April 17, 2008 April 17, 2008 April 17, 2008

/S/ ANTHONY LUISO Anthony Luiso /S/ ROBERT L. RYAN Robert L. Ryan /S/ MARK H. WILLES Mark H. Willes /S/ MICHAEL D. MANGAN Michael D. Mangan /S/ CHRISTINA M. McMULLEN Christina M. McMullen	Director Director Director Senior Vice President and Chief Financial Officer (Principal Financial Officer) Vice President and Controller (Principal Accounting Officer)	April 17, 2008 April 17, 2008 April 17, 2008 April 17, 2008 April 17, 2008